EXHIBIT 99.1

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

Media Relations:

Melanie Branon
Juniper Networks, Inc
(408) 936-2632
mbranon@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

Q4 Financial Highlights

•	Revenue: $923.5 million, up 14% from Q4’07

•	Operating Margin: 20.6% (GAAP); 24.5% (non-GAAP)

•	Net Income: $132.5 million (GAAP); $169.0 million (non-GAAP)

•	EPS: $0.25 (diluted, GAAP); $0.32 (diluted, non-GAAP), up 19% from Q4’07

2008 Financial Highlights

•	Revenue: $3.57 billion, up 26% from 2007

•	Operating Margin: 19.5% (GAAP); 24.2% (non-GAAP)

•	Net Income: $511.7 million (GAAP); $650.8 million (non-GAAP)

•	EPS: $0.93 (diluted, GAAP); $1.18 (diluted, non-GAAP), up 36% from 2007

SUNNYVALE, Calif., January 29, 2009 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported preliminary financial results for the three months and twelve months ended December 31, 2008, that included record level annual revenue and improved year-over-year profitability.

Net revenue for the fourth quarter of 2008 increased 14% on a year-over-year basis to $923.5 million. For the twelve months ended December 31, 2008, Juniper’s revenue increased 26% on a year-over-year basis to $3.57 billion.

Juniper posted GAAP net income of $132.5 million, or $0.25 per diluted share, and non-GAAP net income of $169.0 million, or $0.32 per diluted share for the fourth quarter of 2008. The non-GAAP EPS figure represents an increase of 19% from the $0.27 per diluted share reported for the fourth quarter of 2007. For the twelve months ended December 31, 2008, GAAP net income was $511.7 million, or $0.93 per diluted share, and non-GAAP net income was $650.8 million, or $1.18 per diluted share. The non-GAAP EPS figure represents an increase of 36% from the $0.87 per diluted share for the twelve months ended December 31, 2007. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Reportable Segment table below.

“2008 was a year of record revenue for Juniper with year-over-year revenue growing 26 percent and non-GAAP diluted earnings per share growing 36 percent.  We strengthened our product portfolio, captured market share, and improved operating efficiency and execution,” stated Kevin Johnson, chief executive officer of Juniper Networks.

“Even in this tough economy, we managed to grow year-over-year quarterly revenue by 14% and non-GAAP diluted earnings per share by 19%.  We continue to play offense and grow market share while at the same time taking action to responsibly manage our cost structure. The long-term growth fundamentals of high performance networking remain strong and by strengthening our product portfolio and focusing on the customer, Juniper is positioned for accelerated growth once market conditions improve.”

Juniper’s operating margin for the fourth quarter of 2008 increased to 20.6% on a GAAP basis from 18.2% in the same quarter a year ago. Non-GAAP operating margin for the fourth quarter of 2008 increased to 24.5% from 23.5% in the fourth quarter of 2007. For the fiscal year 2008, Juniper’s operating margin increased to 19.5% on a GAAP basis from 14.4% for the prior fiscal year. Non-GAAP operating margin for the fiscal year 2008, increased to 24.2% from 21.3% in the fiscal year 2007. The improvement was achieved through continued cost discipline and improved operating efficiency.

Juniper generated net cash from operations for the fourth quarter of 2008 of $215.1 million, compared to cash provided by operations of $244.4 million for the same quarter of 2007. For the twelve months ended December 31, 2008, Juniper generated net cash from operations of $875.2 million, compared to $786.5 million for the same period in 2007.

Capital expenditures as well as depreciation and amortization expense during the fourth quarter of 2008 were $42.9 million and $37.8 million, respectively. Capital expenditures as well as depreciation and amortization expense during 2008 were $164.6 million and $172.5 million, respectively.

“Juniper’s results are a testament to our continued focus on both the technology investments that drive the competiveness of our products and on our operational execution,” stated Robyn Denholm, chief financial officer of Juniper Networks.

“Supported by a healthy balance sheet with no debt and cash and cash equivalents of $2.0 billion, our objective is to emerge from this challenging economic environment both stronger and more efficient.  We will get there by aggressively driving the core elements of our operational improvement plan and investing in key technology initiatives,” concluded Denholm.

Japan Distributor Review

In December 2008, during the course of performing routine distributor audits, Juniper became aware of facts that caused it to question the accuracy of point of sale reports of a few distributors in Japan with respect to a small number of transactions.  As a result, Juniper commenced a review of its revenue from sales through distributors in Japan.  Based on its review to date, Juniper has deferred an additional $3.0 million of revenue for sales through distributors in Japan. Total preliminary revenue for sales through distributors in Japan, after the $3.0 million deferral, for 2008 was approximately $53.0 million and approximately $13.0 million in the quarter ended December 31, 2008.  Because the review is ongoing, Juniper has not made a final determination of its revenue from distributor sales in Japan and therefore these preliminary results could change. Juniper currently expects to complete the review prior to the filing of its Annual Report on Form 10-K.

Q408 Highlights

In the fourth quarter, Juniper made several announcements to help customers speed deployment of new services and reduce operational costs and complexity. The Intelligent Services Edge (ISE), a fully integrated portfolio of new hardware and software features, leveraging JUNOS and the M- and MX-series platforms, enable customers to create new services and new revenue generation models. The Juniper Networks Data Center Infrastructure Solutions can significantly reduce network complexity and total cost of ownership by up to 52 percent in capital expenditures, up to 44 percent in power, up to 44 percent in cooling and up to 55 percent in rack space in the data center. Juniper also announced the formation of the Energy Consumption Rating (ECR) Initiative, which provides a framework for measuring the energy efficiency of network and telecom devices. Juniper Networks, Ixia, and Lawrence Berkeley National Labs collaborated to develop this vendor-neutral energy efficiency metric to give customers better methods to estimate, project and regulate energy efficiency of telecom equipment.

Juniper has done business with all of the Top 100 global Service Providers. Examples from the quarter include customers such as Singapore Telecommunications Limited (SingTel), who is using Juniper’s security solutions to enable their Managed Security Services offerings, and Internet Initiative Japan, who increased network performance and lowered power consumption by deploying Juniper’s Ethernet services routers. Juniper continues to gain traction with the M- and MX-series, which was enhanced by the announcement of the Intelligent Services Edge, and is deepening relationships with its service provider customers worldwide, such as Deutsche Telekom, Telenor, and Telecom Italia, with these products.

Juniper’s emerging markets focus is yielding new customers, such as Divona Telecom, one of Africa’s leading satellite and WiMAX telecom operators, who selected the MX-series Ethernet Services Routers to create a high-speed, service-enabling backhaul network to meet growing demand for its wireless broadband services portfolio. The deployment is designed to address Divona’s requirement to increase network capacity, reduce operational costs, and accelerate the delivery of advanced fixed and mobile wireless broadband services to the operator’s premium corporate customers.

Enterprise customers are increasingly leveraging Juniper’s portfolio to simplify their network infrastructure and achieve the flexible and secure environment they need to support their business objectives. For example, Scottrade leverages Juniper’s portfolio of high-performance routing and security solutions to ensure they are able to securely scale their networks to quickly roll out differentiated financial services to their customers. The U.S. Department of Energy (DOE) now uses Juniper MX-series routers, EX-series switches to comprise the core of ESnet, a high-bandwidth, high-availability network allowing 40 major DOE research sites and other research institutions to share and utilize large-volume data from the world’s leading “big science” projects. Another example comes from the Laboratory of Neuro Imaging (LONI) at the University of California Los Angeles, who selected Juniper’s MX-series routers and EX-series switches for their network upgrade to simplify operations and scale performance. They also rely on Juniper’s Secure Access SSL VPN appliances to enable researchers located around the world to securely collaborate.

2008 Highlights

Leveraging the powerful JUNOS® operating system, Juniper introduced several new products and enhancements throughout the year to continue to deliver the flexibility, simplicity and scale customers require to support their ongoing success. Juniper introduced the EX-series of Ethernet switches, setting new benchmarks for high-performance network infrastructure in the enterprise, and delivering the operational simplicity, carrier-class reliability, and infrastructure consolidation and integration customers need to accelerate the deployment of business-enabling applications and services across the network. Juniper also introduced other industry-first solutions with the JCS 1200, the industry’s first high-performance Control Plane Scaling Platform, and a new family of IDP solutions, which delivered industry-leading real-world throughput at 10 Gbps. The SRX dynamic services gateways also broke new ground, representing a new category of extensible networking and security products designed to help high-performance businesses tightly align rapidly changing business requirements with network technology investments to accelerate new service deployments.

Conference Call Information

Juniper Networks will host a conference call web cast today, January 29, 2009 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033, outside of the U.S. dial 201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until March 13, 2009.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, JUNOS and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, expectations regarding the results and completion of the ongoing Japan distributor review, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. In addition, forward looking statements relating to the impact and anticipated completion of the ongoing Japan distributor review and the results thereof (including the scope and timing of the completion of the review and the filing of our Form 10-K, the adequacy of existing reserves and deferrals taken to address the matters subject to the review) are subject to a number of uncertainties and risks, including but not limited to the discovery of new facts or issues or inquiries from regulatory bodies. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations — see notes
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net revenues:
Product	$745,860	$668,746	$2,910,960	$2,326,983
Service	177,633	140,436	661,416	509,105

Total net revenues	923,493	809,182	3,572,376	2,836,088
Cost of revenues:
Product	230,610	193,302	867,595	676,258
Service	73,660	69,167	298,371	251,380

Total cost of revenues	304,270	262,469	1,165,966	927,638

Gross margin	619,223	546,713	2,406,410	1,908,450
Operating expenses:
Research and development	180,134	165,279	731,151	622,961
Sales and marketing	206,054	181,425	782,940	666,688
General and administrative	37,971	32,053	144,837	116,489
Amortization of purchased intangible assets	5,190	20,186	43,508	85,896
Other charges, net	—	190	9,000	9,354

Total operating expenses	429,349	399,133	1,711,436	1,501,388

Operating income	189,874	147,580	694,974	407,062
Interest and other income, net	8,232	20,411	48,749	96,776
(Loss) gain on equity investments	(13,333)	—	(14,832)	6,745

Income before income taxes	184,773	167,991	728,891	510,583
Provision for income taxes	52,297	45,087	217,142	149,753

Net income	$132,476	$122,904	$511,749	$360,830

Net income per share:
Basic	$0.25	$0.24	$0.96	$0.67

Diluted	$0.25	$0.22	$0.93	$0.62

Shares used in computing net income per share:
Basic	527,634	521,785	530,337	537,767

Diluted	534,817	566,288	551,433	579,145

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of revenues – Product	$727	$595	$2,952	$2,085
Cost of revenues – Service	2,240	1,672	9,249	8,716
Research and development	12,042	8,036	46,963	36,589
Sales and marketing	9,475	6,042	36,228	27,936
General and administrative	4,770	2,977	12,741	12,664

Total	$29,254	$19,322	$108,133	$87,990

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of revenues – Product	$1	$17	$65	$174
Cost of revenues – Service	2	161	202	781
Research and development	16	239	679	2,285
Sales and marketing	140	859	1,705	4,242
General and administrative	1	40	112	311

Total	$160	$1,316	$2,763	$7,793

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Infrastructure — Product	$586,945	$500,359	$2,301,844	$1,753,175
Infrastructure — Service	115,349	87,057	424,012	320,143

Total Infrastructure	$702,294	$587,416	$2,725,856	$2,073,318

Service Layer Technologies — Product	$158,915	$168,387	$609,116	$573,808
Service Layer Technologies — Service	62,284	53,379	237,404	188,962

Total Service Layer Technologies	$221,199	$221,766	$846,520	$762,770

Total Infrastructure and Service Layer Technologies	$923,493	$809,182	$3,572,376	$2,836,088

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2008	2007	2008	2007
GAAP Cost of revenues – Product		$230,610	$193,302	$867,595	$676,258
Stock-based compensation expense	C	(727)	(595)	(2,952)	(2,085)
Stock-based compensation related payroll tax	C	(1)	(17)	(65)	(174)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(5,476)	(5,476)

Non-GAAP Cost of revenues – Product		228,513	191,321	859,102	668,523

GAAP Cost of revenues – Service		73,660	69,167	298,371	251,380
Stock-based compensation expense	C	(2,240)	(1,672)	(9,249)	(8,716)
Stock-based compensation related payroll tax	C	(2)	(161)	(202)	(781)

Non-GAAP Cost of revenues – Service		71,418	67,334	288,920	241,883

GAAP Gross margin — Product		515,250	475,444	2,043,365	1,650,725
Stock-based compensation expense	C	727	595	2,952	2,085
Stock-based compensation related payroll tax	C	1	17	65	174
Amortization of purchased intangible assets	A	1,369	1,369	5,476	5,476

Non-GAAP Gross margin — Product		517,347	477,425	2,051,858	1,658,460

GAAP Product gross margin as a % of product revenue		69.1%	71.1%	70.2%	70.9%
Stock-based compensation expense as a % of product revenue	C	0.1%	0.1%	0.1%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of product revenue	A	0.2%	0.2%	0.2%	0.3%

Non-GAAP Product gross margin as a % of product revenue		69.4%	71.4%	70.5%	71.3%

GAAP Gross margin — Service		103,973	71,269	363,045	257,725
Stock-based compensation expense	C	2,240	1,672	9,249	8,716
Stock-based compensation related payroll tax	C	2	161	202	781

Non-GAAP Gross margin — Service		106,215	73,102	372,496	267,222

GAAP Service gross margin as a % of service revenue		58.5%	50.7%	54.9%	50.6%
Stock-based compensation expense as a % of service revenue	C	1.3%	1.2%	1.4%	1.7%
Stock-based compensation related payroll tax as a % of service revenue	C	—	0.2%	—	0.2%

Non-GAAP Service gross margin as a % of service revenue		59.8%	52.1%	56.3%	52.5%

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2008	2007	2008	2007
GAAP Gross margin		$619,223	$546,713	$2,406,410	$1,908,450
Stock-based compensation expense	C	2,967	2,267	12,201	10,801
Stock-based compensation related payroll tax	C	3	178	267	955
Amortization of purchased intangible assets	A	1,369	1,369	5,476	5,476

Non-GAAP Gross margin		623,562	550,527	2,424,354	1,925,682

GAAP Gross margin as a % of revenue		67.1%	67.6%	67.4%	67.3%
Stock-based compensation expense as a % of revenue	C	0.3%	0.3%	0.3%	0.4%
Stock-based compensation related payroll tax as a % of revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of revenue	A	0.1%	0.1%	0.2%	0.2%

Non-GAAP Gross margin as a % of revenue		67.5%	68.0%	67.9%	67.9%

GAAP Research and development expense		180,134	165,279	731,151	622,961
Stock-based compensation expense	C	(12,042)	(8,036)	(46,963)	(36,589)
Stock-based compensation related payroll tax	C	(16)	(239)	(679)	(2,285)
Non-GAAP Research and development expense		168,076	157,004	683,509	584,087

GAAP Sales and marketing expense		206,054	181,425	782,940	666,688
Stock-based compensation expense	C	(9,475)	(6,042)	(36,228)	(27,936)
Stock-based compensation related payroll tax	C	(140)	(859)	(1,705)	(4,242)
Non-GAAP Sales and marketing expense		196,439	174,524	745,007	634,510

GAAP General and administrative expense		37,971	32,053	144,837	116,489
Stock-based compensation expense	C	(4,770)	(2,977)	(12,741)	(12,664)
Stock-based compensation related payroll tax	C	(1)	(40)	(112)	(311)

Non-GAAP General and administrative expense		33,200	29,036	131,984	103,514

GAAP Operating expense		429,349	399,133	1,711,436	1,501,388
Stock-based compensation expense	C	(26,287)	(17,055)	(95,932)	(77,189)
Stock-based compensation related payroll tax	C	(157)	(1,138)	(2,496)	(6,838)
Amortization of purchased intangible assets	A	(5,190)	(20,186)	(43,508)	(85,896)
Other charges — compensation expense related to acquisitions	A	—	(190)	—	(1,129)
Other charges — restructuring and acquisition adjustments	A/B	—	—	—	438
Other charges — stock option investigation costs	B	—	—	—	(5,975)
Other charges — litigation settlement	B	—	—	(9,000)	5,278
Other charges — tax related charges	B	—	—	—	(7,966)

Non-GAAP Operating expense		$397,715	$360,564	$1,560,500	$1,322,111

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2008	2007	2008	2007
GAAP Operating income		$189,874	$147,580	$694,974	$407,062
Stock-based compensation expense	C	29,254	19,322	108,133	87,990
Stock-based compensation related payroll tax	C	160	1,316	2,763	7,793
Amortization of purchased intangible assets	A	6,559	21,555	48,984	91,372
Other charges — compensation expense related to acquisitions	A	—	190	—	1,129
Other charges — restructuring and acquisition adjustments	A/B	—	—	—	(438)
Other charges — stock option investigation costs	B	—	—	—	5,975
Other charges — litigation settlement	B	—	—	9,000	(5,278)
Other charges — tax related charges	B	—	—	—	7,966

Non-GAAP Operating income		225,847	189,963	863,854	603,571

GAAP Operating margin		20.6%	18.2%	19.5%	14.4%
Stock-based compensation expense as a % of revenue	C	3.2%	2.4%	3.0%	3.1%
Stock-based compensation related payroll tax as a % of revenue	C	—	0.2%	0.1%	0.3%
Amortization of purchased intangible assets as a % of revenue	A	0.7%	2.7%	1.3%	3.2%
Other charges — compensation expense related to acquisitions as a % of revenue	A	—	—	—	—
Other charges — restructuring and acquisition adjustments as a % of revenue	A/B	—	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	—	—	—	0.2%
Other charges — litigation settlement as a % of revenue	B	—	—	0.3%	(0.2)%
Other charges — tax related charges as a % of revenue	B	—	—	—	0.3%

Non-GAAP Operating margin		24.5%	23.5%	24.2%	21.3%

GAAP Other income and expense, net		(5,101)	20,411	33,917	103,521
Loss (gain) on equity investments	B	13,333	—	14,832	(6,745)

Non-GAAP Other income and expense, net		8,232	20,411	48,749	96,776

GAAP Provision for income tax		52,297	45,087	217,142	149,753
Income tax effect of non-GAAP exclusions	B	12,765	13,818	44,692	46,344

Non-GAAP Provision for income tax		65,062	58,905	261,834	196,097

Non-GAAP Income tax rate		27.8%	28.0%	28.7%	28.0%

Non-GAAP Income before income taxes*		$234,079	$210,374	$912,603	$700,347

• Consists of non-GAAP operating income plus non-GAAP net interest and other income.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2008	2007	2008	2007
GAAP Net income		$132,476	$122,904	$511,749	$360,830
Stock-based compensation expense	C	29,254	19,322	108,133	87,990
Stock-based compensation related payroll tax	C	160	1,316	2,763	7,793
Amortization of purchased intangible assets	A	6,559	21,555	48,984	91,372
Other charges — compensation expense related to acquisitions	A	—	190	—	1,129
Other charges — restructuring and acquisition adjustments	A/B	—	—	—	(438)
Other charges — stock option investigation costs	B	—	—	—	5,975
Other charges — litigation settlement	B	—	—	9,000	(5,278)
Other charges — tax related charges	B	—	—	—	7,966
Loss (gain) on equity investments	B	13,333	—	14,832	(6,745)
Income tax effect of non-GAAP exclusions	B	(12,765)	(13,818)	(44,692)	(46,344)

Non-GAAP Net income		$169,017	$151,469	$650,769	$504,250

Non-GAAP Net income per share:
Basic	D	$0.32	$0.29	$1.23	$0.94

Diluted	D	$0.32	$0.27	$1.18	$0.87

Shares used in computing non-GAAP net income per share:
Basic	D	527,634	521,785	530,337	537,767

Diluted	D	534,817	566,288	551,433	579,145

GAAP Net income as a % of revenue		14.3%	15.2%	14.3%	12.7%
Stock-based compensation expense as a % of revenue	C	3.2%	2.4%	3.0%	3.1%
Stock-based compensation related payroll tax as a % of revenue	C	—	0.2%	0.1%	0.3%
Amortization of purchased intangible assets as a % of revenue	A	0.7%	2.7%	1.4%	3.2%
Other charges — compensation expense related to acquisitions as a % of revenue	A	—	—	—	—
Other charges — restructuring and acquisition adjustments as a % of revenue	A/B	—	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	—	—	—	0.2%
Other charges — litigation settlement as a % of revenue	B	—	—	0.3%	(0.2)%
Other charges — tax related charges as a % of revenue	B	—	—	—	0.3%
Loss (gain) on equity investments	B	1.4%	—	0.4%	(0.2)%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.3)%	(1.8)%	(1.3)%	(1.6)%

Non-GAAP Net income as a % of revenue		18.3%	18.7%	18.2%	17.8%

.

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes; provision for income taxes; income tax rate; net income; net income per share; and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for; U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We exclude certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) impairment charges; (iii) stock option investigation costs and related tax costs; (iv) gain or loss on legal settlement, net of related transaction costs; (v) gain or loss on equity investments; and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. Moreover, in the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions, and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$2,019,084	$1,716,110
Short-term investments	172,896	240,355
Accounts receivable, net of allowances	429,970	379,759
Deferred tax assets, net	145,230	171,598
Prepaid expenses and other current assets	49,026	47,293

Total current assets	2,816,206	2,555,115
Property and equipment, net	436,433	401,818
Long-term investments	101,415	59,329
Restricted cash	43,442	35,515
Purchased intangible assets, net	28,861	77,844
Goodwill	3,658,602	3,658,602
Other long-term assets	102,382	97,183

Total assets	$7,187,341	$6,885,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$249,854	$219,101
Accrued compensation	160,471	158,710
Accrued warranty	40,090	37,450
Deferred revenue	459,749	425,579
Income taxes payable	33,047	52,324
Convertible debt	—	399,496
Other accrued liabilities	113,399	87,183

Total current liabilities	1,056,610	1,379,843
Long-term deferred revenue	130,514	87,690
Other long-term liabilities	98,812	64,013
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	8,811,497	8,154,932
Accumulated other comprehensive (loss) income	(4,245)	12,251
Accumulated deficit	(2,905,852)	(2,813,328)

Total stockholders’ equity	5,901,405	5,353,860

Total liabilities and stockholders’ equity	$7,187,341	$6,885,406

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2008	2007
OPERATING ACTIVITIES:
Net income	$511,749	$360,830
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	172,453	193,166
Stock-based compensation	108,133	87,990
Loss (gain) on equity investments	14,832	(6,745)
Excess tax benefit from employee stock option plans	(40,182)	(19,686)
Other non-cash charges	613	2,765
Changes in operating assets and liabilities:
Accounts receivable, net	(50,211)	(120,904)
Prepaid expenses and other assets	13,775	10,719
Accounts payable	19,770	34,938
Accrued compensation	1,761	48,259
Other accrued liabilities	45,492	67,501
Deferred revenue	76,994	127,690

Net cash provided by operating activities	875,179	786,523
INVESTING ACTIVITIES:
Purchases of property and equipment	(164,604)	(146,858)
Purchases of available-for-sale investments	(474,007)	(298,615)
Maturities and sales of available-for-sale investments	499,351	1,029,081
Change in restricted cash	(8,094)	(7,407)
Payments made in connection with business acquisitions, net	—	(375)
Minority equity investments	(2,458)	(4,075)

Net cash (used in) provided by investing activities	(149,812)	571,751
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	119,450	355,007
Purchases and retirement of common stock	(604,700)	(1,623,190)
Net proceeds from distributor financing arrangement	22,963	10,000
Redemption of convertible subordinated notes	(288)	—
Excess tax benefit from employee stock option plans	40,182	19,686

Net cash used in financing activities	(422,393)	(1,238,497)

Net increase in cash and cash equivalents	302,974	119,777
Cash and cash equivalents at beginning of period	1,716,110	1,596,333

Cash and cash equivalents at end of period	$2,019,084	$1,716,110

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$5,224	$1,495

Cash paid for taxes	$147,999	$57,856

Supplemental Disclosure of Non-Cash Financing Activities:
Common stock issued in connection with conversion of the Senior Notes	$399,208	$448

Juniper Networks, Inc.
Cash, Cash Equivalents, Trading, and Available-For-Sale Investments
(in thousands)
(unaudited)

	December 31, 2008	December 31, 2007

Cash and cash equivalents	$2,019,084	$1,716,110
Short-term investments	172,896	240,355
Long-term investments	101,415	59,329

Total	$2,293,395	$2,015,794